UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2016, the Board of Directors of Rexnord Corporation (the “Company”) amended and restated the Rexnord Corporation 2012 Performance Incentive Plan (the “Incentive Plan”), subject to stockholder approval at the Company’s upcoming fiscal 2017 annual meeting of stockholders; with such amendments effective as of May 18, 2016, assuming stockholder approval is obtained. In addition to changing the name of the Incentive Plan to the “Rexnord Corporation Performance Incentive Plan,” and increasing the number of shares of common stock available for future issuance under the Incentive Plan by 3,800,000 shares, the amendments contain several changes that are intended to better align with current practices in equity compensation. In particular, the amendments include: (i) eliminating automatic vesting of awards upon a change in control (i.e., providing a “double trigger” for vesting in the case of a change in control); (ii) only allowing for the “recycling” of shares available for issuance in specific limited situations, such as when a previously-issued award lapses, expires or terminates without the issuance of shares; (iii) limiting the number of shares that may be subject to awards granted with vesting periods of less than one year to no more than five percent (5%) of shares authorized under the Incentive Plan; (iv) increasing certain annual award limits; and (v) adding additional performance criteria upon which performance goals may be based with respect to performance-based awards.

The amended and restated Incentive Plan is intended to continue to provide performance incentives in the form of stock and cash-based awards, and includes provisions by which the Company may grant executive officers, key employees, directors and consultants of the Company and any of its subsidiaries incentive and non-qualified stock options, stock appreciation rights, stock bonuses, restricted stock and restricted stock units, performance stock and performance stock units, stock units, phantom stock, dividend equivalents and other similar rights to purchase or acquire shares, as well as cash awards.

Grants of performance stock units for the fiscal 2017 to fiscal 2019 performance period and certain options under the amended and restated Incentive Plan are contingent on stockholder approval of the amendment and restatement of the Incentive Plan.

The Incentive Plan, as amended and restated, subject to stockholder approval at the fiscal 2017 annual meeting, is attached as Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Rexnord Corporation Performance Incentive Plan [as amended and restated, subject to stockholder approval]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 6th day of June 2016.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary

Rexnord Corporation
Exhibit List to Form 8-K

Exhibit No.	Description
99.1	Rexnord Corporation Performance Incentive Plan [as amended and restated, subject to stockholder approval]